Exhibit 99.1

Leadis Technology Announces Initial Liquidating Distribution to Stockholders

SUNNYVALE, Calif. (December 10, 2009) Leadis Technology, Inc. (LDIS), today announced that, in accordance with the Plan of Dissolution (the “Plan”) approved by the Company’s stockholders on October 23, 2009, its Board of Directors has approved an initial liquidating distribution (the “Initial Distribution”) in the amount of $0.95 per share of common stock. The Initial Distribution is expected to be made on or about December 14, 2009. BNY Mellon Shareowner Services will serve as the paying agent for the Initial Distribution.

Prior to winding up its affairs under Delaware law, the Company currently expects to make at least one additional liquidating distribution, however, the specific timing and amount of any future liquidating distribution(s) is not yet known. The Company’s current estimate is that the aggregate liquidating distributions will be between $0.95 and $1.20 per share of the Company’s common stock, which includes the Initial Distribution.

About Leadis Technology, Inc.

Leadis Technology, Inc. is headquartered in Sunnyvale, California. For more information about Leadis, please visit www.leadis.com.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

This press release contains information about Leadis Technology’s future expectations, potential liquidating distributions, liquidation obligations, and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations with respect to future events and are based on its current assumptions and information currently available. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Please refer to the risk factors detailed in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2009 and discussions of potential risks and uncertainties in our subsequent filings with the SEC. These forward-looking statements are neither promises nor guarantees. The Company disclaims any obligation to update these forward-looking statements. (LDISG).